SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):

October 08, 2009

ROBOCOM SYSTEMS INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

0-22735	11-2617048
(Commission File No.)	(I.R.S. Employer Identification No.)

17 Fairbanks Boulevard, Woodbury, NY 11797
(Address of Principal Executive Offices) (Zip Code)

(516) 692-8394
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 4.01. Changes in Registrant’s Certifying Accountant.

On October 5, 2009, the Company dismissed Eisner & Lubin LLP as the Company's independent auditors for the fiscal year ending May 31, 2010. The Company has engaged a successor independent auditor, Rosenberg Rich Baker Berman and Company (RRBB).    This change was approved by the Board of Directors.

The reports of Eisner & Lubin LLP on the Company's financial statements for the years ended May 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the two years in the period ended May 31, 2009, and in the subsequent interim period, there were no disagreements with Eisner & Lubin LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, if not resolved to the satisfaction of Eisner & Lubin LLP, would have caused it to make reference to the matter thereof in connection with its report.

Prior to engaging RRBB, we had not consulted RRBB regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on our financial statements or a reportable event, nor did we consult with RRBB regarding any disagreements with our prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

The Company provided Eisner & Lubin LLP with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Eisner & Lubin LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree.  A copy of the letter, dated October 07, 2009, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

16.1	Letter from Eisner & Lubin LLP dated October 07, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 08, 2009
ROBOCOM SERVICES INTERNATIONAL INC.

By:	/s/:Irwin Balaban
Irwin Balaban
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Document

16.1	Letter from Eisner & Lubin LLP dated October 7, 2009.LLP

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